SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 19, 2004 (July 19, 2004)

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50646	61-1430858
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	150 INDEPENDENCE DRIVE, MENLO PARK, CALIFORNIA	94025
	(Address of Principal Executive Offices)	(Zip Code)

(650) 323-4100
(Registrant's Telephone Number, Including Area Code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Item 9. REGULATION FD DISCLOSURE and Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 99.1 is the press release dated July 19, 2004, announcing preliminary results for the second quarter of 2004 for Ultra Clean Holdings, Inc. (the “Company”). The Company is providing these preliminary results at this time in order to ensure that all investors have access to the same level of information. The Company had recently informed certain investors that there would be no negative surprises in its upcoming earnings release for the second quarter of 2004 and that it knew of no negative news specific to the Company that was affecting the Company's stock price. The financial information with respect to the quarter ended June 30, 2004 is based on a preliminary estimate and is subject to change. The Company expects to issue its normal quarterly earnings release on July 29, 2004. This 8-K is being furnished to satisfy the requirements of Regulation FD in light of the inadvertent disclosure.

The information in this 8-K contains, or may be deemed to contain, "forward-looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995) which reflect the Company’s current views with respect to future events and financial performance. We use words such as "anticipates," "believes," "plans," "expects," "future,"' "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify these forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, you should not rely on forward-looking statements, as there are or will be important factors that could cause the Company’s actual results, as well as those of the markets the Company serves, levels of activity, performance, achievements and prospects to differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those identified in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in the Company’s S-1 registration statement filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

              99.1 Press Release dated July 19, 2004

The information furnished in this report, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference into the Company's filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	July 19, 2004	By:	/s/ Kevin Griffin

			Name:	Kevin Griffin
			Title:	Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated July 19, 2004